Exhibit 10.57

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), is dated as of November 27, 2013 and effective as of the Effective Time (as defined below), by and between Kellwood Company, LLC, a Delaware limited liability company (“Assignor”) and Apparel Holding Corp, a Delaware corporation (“Assignee”).

WHEREAS, Assignor and Assignee have undertaken a corporate restructuring (the “Restructuring”) in anticipation of that certain initial public offering of the common stock of Assignee pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “IPO”);

WHEREAS, prior to the Restructuring, Assignor was a subsidiary of Assignee; and

WHEREAS, in connection with the Restructuring and upon the closing of the IPO, Assignor desires to assign to Assignee all of Assignor’s right, title and interest (including obligations arising thereunder) in the employment agreements set forth on Exhibit A hereto (the “Agreements”) and Assignee desires to assume all of Assignor’s right, title and interest (including obligations arising thereunder) in the Agreements;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and of the benefits to be derived herefrom, receipt whereof is hereby acknowledged, the parties hereby agree as follows:

1. Assignment. Effective as of the closing of the IPO (the “Effective Time”), Assignor hereby grants, assigns, transfers, conveys, sets over and delivers to Assignee all of Assignor’s right, title and interest, in and to the Agreements.

2. Assumption by Assignee. Effective as of the Effective Time, Assignee hereby assumes all of Assignor’s obligations under each of the Agreements.

3. Further Assurances. Each party hereto shall, from time to time after the delivery of this Assignment, at any other party’s reasonable request and without further consideration, execute and deliver such further documents or instruments as may be reasonably required to more effectively evidence and confirm the transactions contemplated by this Assignment.

4. Notices. Unless another address is specified in writing, notices, requests, demands and communications to Assignor or Assignee shall be sent to the addresses indicated below:

if to Assignor:

Kellwood Company, LLC

600 Kellwood Parkway

Chesterfield, MO 63017

Facsimile: 314-576-3388

Attention: General Counsel

Email:       Keith.Grypp@Kellwood.com

if to Assignee:

Apparel Holding Corp.

1441 Broadway – 6th Floor

New York, New York 10018

Facsimile: 855-640-3896

Attention: General Counsel

Email:       jdubiner@vince.com

5. Binding Effect. The obligations of this Assignment shall be binding upon and the benefits hereof shall inure to the parties hereto, and their respective successors and assigns. Whenever the words “Assignor” or “Assignee” are used herein, they shall be deemed to include Assignor and Assignee, respectively, and their respective successors and assigns.

6. Counterparts. This Assignment may be executed and delivered in one or more counterparts, including by facsimile or electronic signature or delivery, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware. In the event a court of competent jurisdiction shall hold or adjudge any term or provision hereof to be unenforceable, then the remainder of the terms and provisions hereof shall be enforced as though the offensive term or provision was not, in the first instance, contained herein.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement on the day and year first above written.

ASSIGNOR:

KELLWOOD COMPANY, LLC

By:	/s/ Keith A. Grypp
Name:	Keith A. Grypp
Title:	Senior Vice President, Secretary and General Counsel

ASSIGNEE:

APPAREL HOLDING CORP.

By:	/s/ Lisa Klinger
Name:	Lisa Klinger
Title:	Chief Financial Officer and Treasurer

Acknowledged and Agreed:

VINCE, LLC

By:	/s/ Jay L. Dubiner
Name:	Jay L. Dubiner
Title:	Senior Vice President, Secretary and General Counsel

[Signature Page to Assignment and Assumption Agreement]

Exhibit A

Agreements

1.	Offer Letter, dated as of November 2, 2012, by and between Kellwood Company and Lisa Klinger

2.	Offer Letter, dated as of June 4, 2012, by and between Kellwood Company and Beth Cohn

3.	Offer Letter, dated as of July 24, 2012, by and between Kellwood Company and Rebecca Damavandi

4.	Letter Agreement, dated as of September 23, 2013, by and between Kellwood Company and Rebecca Damavandi

5.	Offer Letter, dated as of June 28, 2012, by and between Kellwood Company and Jill Steinberg

6.	Offer Letter, dated as of August 8, 2013, by and between Kellwood Company and Deena Gianoncelli